ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                               JMW ACQUISITION CO.


         Pursuant to the  provisions of the Utah Business  Corporation  Act, the undersigned  corporation  adopts the  following  Articles  of  Amendment  to its
Articles  of   Incorporation   constituting   a  revision  of  its  Articles  of
Incorporation:

         FIRST:  The name of the corporation is JMW ACQUISITION CO.

         SECOND: The following amendment to the Articles of Incorporation was approved by the shareholders of the corporation on the 14th day of January, 1986 in the manner required by the Utah Business Corporation Act. The amendment revises and restates, in their entirety, the Articles of Incorporation of the corporation, with such revised Articles of Incorporation to read in their entirety as set forth on Exhibit A which is attached hereto and incorporated herein by this reference.

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 50,000; and the number of shares entitled to vote thereon was 50,000.

         FOURTH: No outstanding shares of any class were entitled to vote thereon as a class.

         FIFTH: The number of shares voted for such amendment was 50,000; and the number of shares voted against such amendment was 0.

         SIXTH: There was no class of outstanding shares entitled to vote as a class on such amendment.

         SEVENTH: The amendment creates a 10 for 1 forward split of the issued and outstanding common shares of the corporation so that each common share outstanding prior to the amendment shall be exchanged for 10 common shares to be outstanding immediately subsequent to the amendment, with the par value of each common share being reduced from $.01 to $.001.

         EIGHTH: The amendment effects change in the amount of stated capital of the corporation, by increasing the stated capital of the corporation to $75,500. Such increase is effected by increasing the number of common shares which the corporation is authorized to issue to 25,000,000 shares and by reducing the par value of such common shares to $.001 per share.

         NINTH:  The  foregoing   Articles  of  Amendment  to  the  Articles  of
Incorporation of JMW Acquisition Co. supersede the original Articles of Incorporation of such corporation and all prior amendments thereto.

         DATED this 13th day of February, 1986.

                                       JMW ACQUISITION COMPANY


                                       By /s/ Thomas A. Wiita
                                       Thomas A. Wiita, President


                                       By /s/ Stephen C. Jacobsen
                                       Stephen C. Jacobsen, Secretary


STATE OF UTAH              )
                           )  ss.
COUNTY OF SALT LAKE        )

         I, Helen L. Neer, a Notary Public, do hereby certify that on this 13th day of February, 1986, personally appeared before me Thomas A. Wiita, who, being by me first duly sworn, declared that he is the President of JMW Acquisition Co., a Utah corporation, that he signed the foregoing document in his capacity as President of such corporation, and the statements therein contained are true.

                                       /s/ Helen L. Neer
                                       Notary Public
                                       Residing in Salt Lake County, Utah
My Commission Expires:
March 1, 1988